Exhibit 99.1

FIRST AMENDMENT TO
SECURED CONVERTIBLE NOTES

This FIRST AMENDMENT TO SECURED CONVERTIBLE NOTES (this “Amendment”), dated as of April 22, 2009, is entered into by and among VeruTEK Technologies, Inc., a Nevada corporation (the “Company”), and the other undersigned parties hereto (the “Amending Noteholders”), and amends those certain Secured Convertible Notes issued by the Company on May 9, 2007 with an aggregate principal amount of $1,685,000 (the “Original Notes”).  Capitalized terms used herein without definition shall have the meanings for such terms set forth in the Original Notes.

WHEREAS, the Company and the Amending Noteholders desire to amend the Original Notes to provide the holders of such Original Notes (the “Holders”) certain options that may be exercised prior to the maturity of such Original Notes and to make certain other amendments to the Original Notes; and

WHEREAS, Original Notes with an aggregate principal amount of $1,635,000 are outstanding as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Amending Noteholders hereby agree as follows:

1.           The Company and the Amending Noteholders, constituting Holders representing at least 66 2/3% of the aggregate principal amount of the Original Notes outstanding as of the date hereof, pursuant to Section 14 of the Original Notes, hereby amend the Original Notes as set forth in this Amendment.

2.           The Original Notes are hereby amended to provide that, if a Holder so notifies the Company in writing prior to 5:00 p.m., Eastern time, on May 8, 2009, such Holder may elect, and thereafter shall be bound by, one of the following three options:

Option 1 -  If Option 1 is selected, (a) the base interest rate set forth in the first sentence of Section 2 of the Original Notes shall be increased from 6% per annum to 8% per annum and (b) instead of being payable in full on May 9, 2009, the outstanding principal amount of the Holder’s Original Note shall be paid in 24 equal monthly installments beginning on May 9, 2009.  Accrued interest on the outstanding principal amount shall continue to be paid by the Company in accordance with Section 2 of the Original Notes, provided that the Maturity Date shall be deemed to be April 9, 2011.

Option 2 -  If Option 2 is selected, and the Holder properly converts such Holder’s Original Note into Common Stock in full prior to May 9, 2009 in accordance with the terms of the Original Note, the Conversion Price to be used to calculate the number of shares of Common Stock to be issued upon conversion shall be decreased from $1.00 to $0.40.

 Option 3 -  If Option 3 is selected, (a) the Company shall pay to the Holder 20% of the outstanding principal amount of the Holder’s Original Note on May 9, 2009, (b) the Company shall pay to the Holder the remaining 80% of the outstanding principal amount of the Holder’s Original Note in 16 equal monthly installments beginning on May 9, 2010 and (c) the Conversion Price to be used to calculate the number of shares of Common Stock to be issued if the Holder converts the then-outstanding principal amount of such Holder’s Original Note into Common Stock in accordance with the terms of the Original Note shall be decreased from $1.00 to $0.80.  Accrued interest on the outstanding principal amount shall continue to be paid by the Company in accordance with Section 2 of the Original Notes, provided that the Maturity Date shall be deemed to be August 9, 2011.

A Holder’s Original Note shall be deemed to be further amended to the extent necessary to effect the intent of any option that such Holder elects.

3.           The last sentence of Section 1 of each of the Original Notes is hereby deleted in its entirety and the following sentence is inserted in lieu thereof:

“The Company may prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges, if any, on Principal and Interest.”

4.           Sections 4(a)(i) and (ii) of each of the Original Notes are hereby deleted in their entirety and the following Sections 4(a)(i) and (ii) are inserted in lieu thereof:

“(i)  Intentionally omitted.

(ii)  Intentionally omitted.”

5.           The failure to comply with the covenants contained in Sections 4.6, 4.18 and 4.19 of the Securities Purchase Agreement, dated as of May 9, 2007, pursuant to which the Original Notes were purchased, shall not be deemed to be an Event of Default pursuant to Section 4(a) of the Original Notes.  In addition, the failure to comply with any covenant or agreement in any of the Transaction Documents or any other agreement between the Company and the Holders that has a subject matter substantially similar to the subject matter of Sections 4(a)(i) or (ii) of the Original Notes or Sections 4.6, 4.18 or 4.19 of the Securities Purchase Agreement shall not be deemed to be an Event of Default pursuant to Section 4(a) of the Original Notes.

6.           Section 7(a) of each of the Original Notes is hereby deleted in its entirety and the following Section 7(a) is inserted in lieu thereof:

“(a)  Intentionally omitted.”

7.           Section 7(c) of each of the Original Notes is hereby amended to delete the parenthetical clause contained therein.

8.           This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

9.           Except as expressly provided in this Amendment, all of the terms and provisions of the Original Notes shall remain in full force and effect and all references to the Original Notes shall hereinafter be deemed to be references to the Original Notes, as amended by this Amendment.

10.           This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.   This Amendment may be executed by facsimile signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

VERUTEK TECHNOLOGIES, INC.

By:	/s/ John Collins
John Collins
President and Chief Executive Officer

Signature Page to First Amendment to Secured Convertible Notes

NOB HILL CAPITAL PARTNERS, L.P.

By:	/s/ Stephen R. Mittel,
its General Partner

By:	/s/ Stephen R. Mittel
Name
Title: GP
Aggregate Principal Amount
of Original Notes Held: $540,000

Signature Page to First Amendment to Secured Convertible Notes

MEADOWBROOK OPPORTUNITY FUND, LLC

By:	/s/ Michael Ragins
Name: Michael Ragins
Title: Manager
Aggregate Principal Amount
of Original Notes Held: $500,000

Signature Page to First Amendment to Secured Convertible Notes

REDWOOD INVESTMENT CAPITAL, LP

By:	/s/ Michael Ragins,
its General Partner

By:	/s/
Name: Michael Ragins
Title: Pres.
Aggregate Principal Amount
of Original Notes Held: $100,000

Signature Page to First Amendment to Secured Convertible Notes

By:	/s/ Jack Herchenbach
Jack Herchenbach

Aggregate Principal Amount
of Original Notes Held: $25,000

Signature Page to First Amendment to Secured Convertible Notes